Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NORTH CAROLINA

UNITED STATES OF AMERICA,

Plaintiff,

v.
CIVIL ACTION NO.

FOUR OAKS FINCORP, INC., and FOUR OAKS BANK AND TRUST COMPANY,

Defendants.

CONSENT ORDER FOR PERMANENT INJUNCTION
AND CIVIL MONEY PENALTY

WHEREAS, plaintiff United States of America (the "United States") commenced this action against defendants Four Oaks Fincorp, Inc. ("Four Oaks Fincorp") and Four Oaks Bank and Trust Company ("Four Oaks Bank") (collectively ("Defendants" or the "Bank") by filing a civil Complaint seeking an injunction pursuant to the Anti-fraud Injunction Statute, 18 U.S.C. § 1345, and for a civil money penalty pursuant to the Financial Institutions Reform, Recovery and Enforcement Act, 12 U.S.C. § 1833a ("FIRREA").

WHEREAS, Defendants waive service of the Complaint;

WHEREAS, the United States and Defendants stipulate to entry of this Consent Order for Permanent Injunction and Civil Money Penalty to resolve the claims in the Complaint.

NOW, THEREFORE, the parties hereby AGREE and it is ORDERED as follows:

I.           FINDINGS

A.           The Court has jurisdiction of this action pursuant to 28 U.S.C. § 1331 (federal question) and 28 U.S.C. § 1345 (United States as plaintiff). Venue is proper in the Eastern District of North Carolina pursuant to 28 U.S.C. § 1391(b) because Defendants operate and maintain management offices and operations centers in this district, and a substantial part of the events or omissions giving rise to the claims alleged in the Complaint occurred in this district.

B.           The United States alleges in the Complaint violations of the Anti-Fraud Injunction Statute, 18 U.S.C. § 1345, and FIRREA, 12 U.S.C. § 1833a.

C.           This Consent Order is neither an admission of liability by Defendants, nor a concession by the United States that its claims are not well founded. Only for purposes of this action, Defendants admit that the Court has jurisdiction as to Defendants and as to this action.

D.           Defendants knowingly and voluntarily waive any claim that they may have under the Equal Access to Justice Act, 28 U.S.C. § 2412, concerning the prosecution of this action through the date of this Consent Order, and agree to bear their own costs and attorneys' fees. Should the United States bring, and prevail in, a contempt action to enforce the terms of this Consent Order, Defendants shall, in addition to other remedies, reimburse the United States for its attorneys' fees, investigational expenses, expert witness fees, travel expenses incurred by attorneys and witnesses, administrative and court costs, and any other costs or fees, including overhead, related to such contempt proceedings.

E.           Defendants waive all rights to appeal or otherwise challenge or contest the validity of this Consent Order.

II. DEFINITIONS

For purposes of this Consent Order, the following definitions apply:

A.           "Credit Repair Service" means any service that, in return for the payment of money or other valuable consideration, offers to improve or provide advice or assistance with improving any consumer's credit record, credit history, or credit rating, including by eliminating adverse information on a consumer's credit report or generating a new credit identity for a consumer.

B.           "Internet Short-term Lender" means any entity that markets, offers, or provides via the Internet small-dollar (less than $2,000), short-term (less than 180 days), unsecured loans or credit to consumers, regardless of whether repayment is linked to the borrower's employment income.

C.           "Internet-based Business" means any entity that markets, offers, or provides products or services, and that accepts authorizations for transactions from consumers, exclusively via the Internet.

D.           "Mortgage Assistance Relief Service" means any service that offers to:

1.
stop, prevent, or postpone any mortgage or deed of foreclosure sale for a person's dwelling, any repossession of a person's dwelling, or otherwise save a person's dwelling from foreclosure or repossession;

2.	negotiate, obtain, or arrange a modification of any term of a dwelling loan, including a reduction in the amount of interest, principal balance, monthly payments, or fees;
3.	obtain any forbearance or modification in the timing of payments from any dwelling loan holder or servicer of any mortgage;

4.
negotiate, obtain, or arrange any extension of the period of time within which a person may (i) cure his or her default on the mortgage, (ii) reinstate his or her mortgage, (iii) redeem a dwelling, or (iv) exercise any right to reinstate the mortgage or redeem a dwelling;

5.	obtain any waiver of an acceleration clause or balloon payment contained in any promissory note or contract secured by any dwelling;
6.
negotiate, obtain, or arrange (i) a short sale of a dwelling, (ii) a deed-in-lieu of foreclosure, or (iii) any other disposition of a mortgage other than a sale to a third party who is not the dwelling loan holder.

E.           "Originating Depository Financial Institution" or "ODFI" means a depository financial institution that has made an arrangement with another entity to transmit ACH, RCC, or RCP() entries into a payment system on behalf of that entity or another entity, or transmits such entries into a payment system on its own behalf.

F.           "Remotely-created Check" or "RCC" means a check that is not created by the paying bank and that does not bear a signature applied, or purported to be applied, by the person on whose financial account the check is drawn, as further defined in and governed by Regulation CC, as amended, 12 C.F.R. Part 229. A Remotely-created Check is often also referred to as a "demand draft," "bank draft," "bank check," or "preauthorized draft." For purposes of this definition, an RCC originates as a paper-based transaction, and can be processed subsequently through electronic means (such as through check imaging or scanning), or through non-electronic means.

G.           "Remotely-created Payment Order" or "RCPO" means a payment instruction or order drawn on a person's financial account that is initiated or created by the payee and that does not bear a signature applied, or purported to be applied, by the person on whose financial account the order is drawn, and which is deposited into or cleared through the check clearing system. For purposes of this definition, unlikely a Remotely Created Check, a Remotely Created Payment Order does not originate as a paper-based transaction. A RCP() is created when a seller, merchant, payment processor, or other entity enters financial account and routing numbers into an electronic check template that is converted into an electronic file for deposit into the check clearing system."

H.          "Return Rate Threshold" means, for any merchant with more than 50 debit transactions in a calendar month, a debit return ratio during that calendar month of:

1.	one-half of one percent (0.5%) for Unauthorized returns (NACHA Reason Codes R05, R07, R10, R29, R37, and R51);
2.	three percent (3%) for Account Data Quality returns (NACHA Return Reason Codes R03, R04, or R20); or
3.	fifteen percent (15%) for returns for any reason (excluding RCK entries).

I.          "Telemarketing" means a plan, program, or campaign which is conducted to induce the purchase of goods or services or a charitable contribution by use of one or more telephones, whether or not covered by the Federal Trade Commission Telemarketing Sales Rule, 16 C.F.R. Part 310.

J.          "Third-party Payment Processor" means: (a) a non-financial institution entity or person that is a customer or vendor of a financial institution (except entities and persons that have an express agency agreement with a financial institution); (b) that provides, directly or indirectly, the means used to debit accounts through credit cards, the ACH network, or the check payment system; and (c) that (i) provides the means to transmit money from a financial institution to any third-party; (ii) provides the means to transmit transaction data from merchants to financial institutions; (iii) transmits, clears, settles, or distributes proceeds of transactions from financial institutions to merchants; or (iv) processes returned transactions.

III. PROHIBITED CONDUCT

IT IS ORDERED that the Bank, its officers, agents, servants, employees, contractors, and attorneys, and all other persons in active concert or participation with any of them who receive actual notice of this Consent Order, whether acting directly or indirectly, are PERMANENTLY RESTRAINED and ENJOINED from:

A.      On behalf of any Third-party Payment Processor that is a customer of the Bank as of the entry of the Consent Order and that services Internet Short-Term Lenders that have surpassed the Return Rate Threshold within two years prior to the entry of the Consent Order:

1.	Processing or permitting ACH debit or check transactions against consumers' bank accounts on behalf of the Third-party Payment Processor.
2.
Providing bank accounts or banking services to any such Third-party Payment Processor, except that the Bank has up to 30 days from entry of this Consent Order to wind down and close such Third-party Payment Processor's accounts.

3.
Distributing or otherwise providing to such Third-party Payment Processor any funds in the Third-party Payment Processor's accounts that the Bank reasonably anticipates will be necessary to satisfy returned transactions (customer chargebacks) for a period of 120 days following the entry of the Consent Order.

B.           Providing bank accounts or banking services to any Third-party Payment Processor, except where the Bank certifies to the United States (in accordance with Section IV, below) before the start of banking activity, and quarterly thereafter, that the Third-party Payment Processor is: (i) licensed as a money transmitter in the state(s) into and from which money is transferred, or has provided to the Bank documentation created by state licensing authorities stating that no state licensing is required; and (ii) registered with the Financial Crimes Enforcement Network of the U.S. Department of the Treasury ("FinCEN") as a "Money Services Business," or has provided to the Bank documentation from FinCEN stating that no registration is required. For Third-party Payment Processors that are customers of the Bank at the time of the entry of this Consent Decree, the Bank shall produce the certification no later than 90 days following the entry of the Consent Order, unless the United States agrees to a further extension of time in writing.

C.           Continuing to provide bank accounts or banking services to any Third-party Payment Processor that processes payments for any merchant that has surpassed the Return Rate Threshold; unless, within 30 days after the merchant has surpassed the Return Rate Threshold, the Bank certifies to the United States (in accordance with Section IV, below) that the Bank has:

1.	completed all due diligence and underwriting of the merchant as would be required of the Bank if the merchant was a direct customer of the Bank;
2.
sampled consumers by: (a) individually or jointly with the merchant, directly communicating by telephone with no fewer than fifty consumers of the merchant selected by the Bank who purportedly purchased the merchant's goods or services within the previous three months, and inquired of the consumers whether the consumers knowingly authorized debits by the merchant and whether the consumers believe they were the victim of fraud or abusive practices by the merchant; and provided the merchant's name and address, and the 50 or more consumers' names and telephone numbers, to the United States; or (b) another method of consumer sampling agreed upon in writing by the Bank and the United States.

3.
established, after reasonable inquiry, in good faith, and to the best of the Bank's ability and knowledge, that the merchant is not engaged in false or deceptive business practices, and is not engaged in any business practice that violates any federal law, any law of the state(s) (or tribal territory) in which the merchant is located, and any law of the state(s) (or tribal territory) in which the merchant's consumers are located;

4.	memorialized in writing the conclusions of the research and due diligence required under this paragraph; and
5.	notified the Bank's Board of Directors of the merchant's identity, due diligence results, total and unauthorized return rate history, and results of consumer sampling.

If the Bank establishes that the merchant has been engaged in fraud or deceptive conduct involving consumers, or elects not to conduct the activities in subparagraphs 1 through 5 and instead to discontinue providing bank accounts or banking services to the Third-party Payment Processor, the Bank shall immediate cease all debiting of consumers' bank accounts, and shall no later than 30 days (after the merchant of a Third-party Payment Processor has surpassed the Return Rate Threshold) terminate all banking services to the Third-party Payment Processor.

D.          Providing ACH or credit card services, access, or processing, to any entity engaged in Credit Repair Services, Mortgage Assistance Relief Services, Telemarketing, Internet Short-term Lending, and/or Internet-based Business, directly or through a Third-party Payment Processor, except where the Bank, in advance of providing bank accounts or banking services and quarterly thereafter, has:

1.	completed all due diligence and underwriting of the merchant as would be required of the Bank if the merchant was a direct customer of the Bank;
2.
established, after reasonable inquiry, in good faith, and to the best of the Bank's ability and knowledge, that the merchant is not engaged in false or deceptive business practices, and is not engaged in any business practice that violates any federal law, any law of the state(s) (or tribal territory) in which the merchant is located, and any law of the state(s) (or tribal territories) in which the merchant's consumers are located;

3.
established, after reasonable inquiry, in good faith, and to the best of the Bank's ability and knowledge, that the merchant is in compliance with: (a) all licensing, registration, and other legal standards and requirements of the state(s) in which the merchant is located (or if the Bank has independently established that the merchant is a tribal business, exclusively owned, operated by, and benefitting a federally-recognized sovereign Native American nation, the laws of that Native American nation); (b) all licensing, registration and other legal standards and requirements of the states (or tribal territories) in which each of the merchant's consumers reside; and (c) the rules of NACHA, the Electronic Payments Association;

4.	memorialized in writing the conclusions of the activities in subparagraphs 1 through 3, and notified the United States that such information is available to the United States for inspection.

Except that for any merchant described in this paragraph D that is located within the Bank's Community Reinvestment Act Assessment Area, 12 U.S.C. §2901, et seq., and implementing regulations at 12 C.F.R. §§ 25.12(c), 25.41, and for which the Bank directly provides ACH, check, or credit card services, access, or processing, the Bank shall conduct the activities in subparagraphs 1 through 4 annually rather than quarterly.

E.             Delegating to a Third-party Payment Processor responsibility to conduct due diligence (including but not limited to CIP requirements under 31 C.F.R. § 1020 et seq.) and monitoring of the Third-party Payment Processor's merchants, or conducting due diligence and monitoring in any respect differently than would be required if the merchants were direct customers of the Bank.

F.             As an ODFI, accepting from a customer or Third-party Payment Processor any RCCs or RCPOs in connection with Credit Repair Services, Mortgage Assistance Relief Services, Telemarketing, Internet Short-term Lending, or Internet-based Businesses.

G.             Continuing to process payments or provide banking services to any entity that the Bank has reason to believe is engaged in any unlawful or otherwise deceptive practices harming consumers.

IV. CERTIFICATION REQUIREMENTS

A.           Beginning six months after the entry of the Consent Order, and continuing every six months thereafter, the Bank shall certify that it is in compliance with the Consent Order. The certification shall be in the form of the "Consent Order Compliance Certification" attached hereto as Exhibit A.

B.           The Consent Order Compliance Certification and all other certifications required under the Consent Order shall be in writing, executed by a Bank official with authority to bind the Bank, and executed in accordance with 28 U.S.C. § 1746.

C.           For five years from the date of the Court's entry of the Consent Order, the Consent Order Compliance Certification and all other certifications required under the Consent Order shall be delivered to the United States within fifteen days of the date of the certification.

D.           Beginning six years after the date of the Court's entry of the Consent Order until the tenth anniversary of the Court's entry of the Consent Order, the Consent Order Compliance Certification and all other certifications required under the Consent Order shall be maintained by the Bank and shall remain available for inspection by the United States upon reasonable request.

E.           After ten years of the Court's entry of the Consent Order, the Bank shall not be required to certify compliance with the Consent Order, but shall continue permanently to be required to comply with all other terms of the Consent Order.

V. CIVIL MONEY PENALTY

IT IS FURTHER ORDERED that:

A.           The Clerk is hereby ordered to enter judgment in the amount of One Million ($1,000,000.00) (the "Penalty Amount") in favor of the United States and against Four Oaks Fincorp., Inc. and Four Oaks Bank and Trust Company as a civil money penalty.

B.           The Bank shall pay the Penalty Amount to the United States by payment to the United States Treasury within seven days of entry of this Consent Order by electronic funds transfer in accordance with instructions to be provided by a representative of the United States.

VI.  PAYMENT IN LIEU OF ADMINISTRATIVE FORFEITURE  IT IS FURTHER ORDERED that:

A.           The Bank shall pay Two Hundred Thousand Dollars ($200,000.00) (the "Forfeiture Amount") to the United States Postal Inspection Service's Consumer Fraud Fund as proceeds of the wire fraud alleged in the Complaint. Such payment must be made within seven days of entry of this Consent Order by electronic funds transfer in accordance with instructions to be provided by a representative of the United States. Such funds shall be moneys in which the Bank possesses exclusive ownership interest.

B.           The Bank relinquishes all right, title, and interest in the funds described in paragraph VI.A, above. The Bank agrees and states that the funds described in paragraph VI.A, above, are forfeitable under 18 U.S.C. § 981(a)(1)(c) without need for further proceedings in support of such payment or forfeiture.

VII.  ADDITIONAL MONETARY PROVISIONS

 IT IS FURTHER ORDERED that:

A.           The Bank relinquishes dominion and all legal and equitable right, title, and interest in all assets transferred pursuant to this Consent Order and may not seek the return of any assets.

B.          In the event that the Bank defaults on the Civil Money Penalty provision of Section V, or the Payment in Lieu of Administrative Forfeiture provision of Section VI, the facts alleged in the Complaint will be taken as true in any subsequent civil litigation by or on behalf of the United States to enforce its right to any payment or forfeiture.

C.          The Bank acknowledges that its Taxpayer Identification Numbers, which the Bank shall submit to the United States, may be used to collect and report on any delinquent amount arising out of this Consent Order, in accordance with 31 U.S.C. § 7701.

VIII.	UNITED STATES' RIGHT TO REOPEN

IT IS FURTHER ORDERED that the United States' agreement to, and the Court's approval of, this Consent Order, including but not limited to judgment against the Bank for the Penalty Amount as a civil money penalty and the payment in lieu of administrative forfeiture, is expressly premised upon the truthfulness, accuracy, and completeness of the Bank's representations concerning its ability to pay a financial penalty, as represented in the Bank's Financial Statement of Debtor form, including all attachments and supplemental materials, all of which the United States relied upon in negotiating and agreeing to the terms of this Consent Order. If, upon motion by the United States, the Court finds that the Bank's financial statements failed to disclose any material asset, materially misrepresented the value of any asset, or made any other material misrepresentation or omission, this case may be reopened for purposes of assessing such an additional civil penalty award.

IX.	INTERNAL INVESTIGATION, RECOMENDATIONS, AND BOARD ACTIONS

IT IS FURTHER ORDERED that no later than 30 days after the entry of the Consent Order, the Bank shall submit to the Court the name of outside counsel that the Bank selects to conduct an internal investigation of the allegations in the Complaint, and to make recommendations to the Board of Directors based on the findings in the investigation. Outside counsel retained for this purpose shall be an individual(s) selected on his or her merits, who, by reason of background, training, education, or experience, is qualified to assess the Bank's conduct as it pertains to the allegations in the Complaint, and who is without any personal or financial ties to the Bank, its officers, directors, and employees.

Upon approval by the Court of the selection of outside counsel, outside counsel shall investigate the allegations in the Complaint and report its findings and recommendations to the Bank's Board of Directors. The Board of Directors shall take all actions necessary to assure that the conduct alleged in the Complaint does not occur in the future, and that the conduct of any of the Bank's officers, directors, and employees is appropriately addressed; such actions where appropriate should include terminations from employment and removals from positions of authority to eliminate the continued risk of similar violations. All actions, including personnel actions, taken by the Bank's Board of Directors, shall be reported to the United States within ten days of the action being taken.

X. COOPERATION IN FURTHER INVESTIGATIONS

IT IS FURTHER ORDERED that, for a period ending five years after the date of the entry of the Consent Order, the Bank shall cooperate fully and truthfully with the United States in any civil, criminal, and/or administrative investigations that involve the Bank's current and former officers, directors, and employees, the Bank's current and former Third-party Payment Processor customers, and the Bank's current and former Third-party Payment Processors' merchants. Upon reasonable notice, the Bank shall encourage and not impair the cooperation of its directors, officers, and employees, and shall not impair the cooperation of former directors, officers, and employees, for interviews and testimony, consistent with the rights and privileges of such individuals.

The Bank's cooperation requires that it incur only reasonable costs or burden associated with its cooperation, and shall include: (1) promptly providing to the United States upon request, without formal legal process (subject to any restrictions imposed by applicable law), all non-privileged documents, reports, memoranda of interviews, and records in its possession, custody, or control, concerning any matter under investigation by the United States, and (2) for a period of time ending three years after the entry of the Consent Order, providing the Bank's officers, directors, and employees to be interviewed by the United States in Washington, D.C., or another mutually agreed upon location, without waiver of any individual's rights and/or privileges.

XI. SCOPE OF RESOLUTION

IT IS FURTHER ORDERED that this Consent Order resolves only the United States' civil claims against the Bank under the Anti-fraud Injunction Statute, 18 U.S.C. § 1345, and FIRREA, 12 U.S.C. § 1833a, in connection with the conduct alleged in the Complaint.

The Consent Order does not release, or in any manner affect, other actual or potential claims of the United States, including the following, which are specifically reserved: (1) any criminal liability against the Bank, its officers, directors, or employees, or any other individual or corporate entity; (2) any civil liability against any individual or corporate entity, other than those alleged in the Complaint against the Bank; (3) any liability arising under Title 26, U.S. Code (Internal Revenue Code); (4) any administrative liability, including the suspension and debarment rights of any federal agency; and (5) any liability to the United States (or its agencies) whatsoever for any conduct other than civil claims against the Bank under the Anti-fraud Injunction Statute, 18 U.S.C. § 1345, and the Financial Institutions Reform, Recovery and Enforcement Act, 12 U.S.C. § 1833a, in connection with the conduct alleged in the Complaint.

Nothing in this paragraph or any other provision of this Consent Order constitutes an agreement by the United States concerning the characterization of the civil money penalty for purposes of the Internal Revenue laws, Title 26 of the United States Code.

The injunctive provisions of this Consent Order are intended to supplement, and not supersede, due diligence and other legal requirements imposed by state and federal law.

XII. ORDER ACKNOWLEDGMENTS

IT IS FURTHER ORDERED that the Bank obtain acknowledgments of receipt of this Order:

A.           The Bank, within seven days of entry of this Consent Order, must submit to the United States an acknowledgment of receipt of this Consent Order.

B.           For five years after entry of this Consent Order, the Bank must deliver a copy of this Consent Order to: (1) each principal, officer, director, and/or manager; (2) each employee, agent, and representative who reviews or approves agreements and applications of Third-party Payment Processors with which the Bank transacts business, or the merchants with which the Third-party Payment Processor does business; and (3) any business entity resulting from any change in structure as set forth in Section XIV -- Compliance Reporting. Delivery must occur within fourteen days of entry of this Consent Order for current personnel. For all others, delivery must occur before they assume their responsibilities.

C.           From each individual or entity to which the Bank delivers a copy of this Consent Order, the Bank must obtain within 30 days a signed and dated acknowledgment of receipt of this Consent Order.

XIII.            COMPLIANCE MONITORING

IT IS FURTHER ORDERED that, for the purpose of monitoring the Bank's compliance with this Consent Order, the bank must, within 30 days of receipt of request from a representative of the United States: (a) submit additional compliance reports or other requested information; (b) appear for depositions; and, (c) produce documents for inspection. Nothing in this paragraph shall preclude the Bank from redacting attorney-client privileged material from such documents.

XIV.            COMPLIANCE REPORTING

IT IS FURTHER ORDERED that the Bank make timely submissions to the United States:

A.          One year after entry of this Consent Order, the Bank must submit to the United States a compliance report in which it: (a) designates the primary physical, postal, and email address and telephone number, as designated points of contact, which representatives of the United States may use to communicate with the Bank; (b) describe in detail whether and how the Bank is in compliance with each Section of this Consent Order; and (c) provide a copy of each Consent Order Acknowledgment, described in Section XII.C, pursuant to this Consent Order, unless previously submitted to the United States.

B.          For five years after entry of this Consent Order, the Bank must submit a compliance notice within 30 days after any change in the following: (a) any designated point of contact; and (b) the structure of the Bank or any entity that the Bank has any ownership interest in or that it controls directly or indirectly that may affect compliance obligations arising under this Consent Order, including: creation, merger, sale, or dissolution of the entity or any subsidiary, parent, or affiliate that engages in any acts or practices subject to this Consent Order.

C.         The Bank must submit to the government notice of the filing of any bankruptcy petition, insolvency proceeding, or any similar proceeding by or against such the Bank within 30 days of its filing.

XV. RECORDKEEPING

IT IS FURTHER ORDERED that the Bank must retain the following records created or relating to the time period January 1, 2009, to the present, for five (5) years from the entry of the Consent Order:

A.           All records relating to Third-party Payment Processors with which the Bank has done business, and the merchants that have used such processors to transact business through the Bank's facilities;

B.           Personnel records showing, for each person who corresponded with, reviewed, or authorized, transactions through Third-party Payment Processors, whether as an employee or acting in another capacity on behalf of the Bank, that person's: name; addresses; telephone numbers; job title or position; dates of service; and (if applicable) the reason for termination;

C.           Records of all returns for transactions processed through Third-party Payment Processors;

D.           Records of all consumer complaints, whether received directly or indirectly, such as through a third-party, and any response; and

E.           All records necessary to demonstrate full compliance with each provision of this Consent Order, including all submissions to the United States.

F.           The records retention requirements of this section are in addition to, and not in lieu of, any other requirements imposed by state or federal law.

XVI.            SUBMISSIONS TO THE UNITED STATES

IT IS FURTHER ORDERED that all submissions by the Bank to the United States required under this Consent Order shall be in writing and delivered by hand or overnight courier to: Director, Consumer Protection Branch, U.S. Department of Justice, 450 Fifth Street, Washington, D.C. 20001. The Bank expressly acknowledges that the information obtained by the United States in connection with its investigation of the Bank, including information submitted by the Bank to the United States pursuant to this Consent Order, may be shared for official purposes with federal, state, and local law enforcement, and other agencies and entities of the United States (including but not limited to the Federal Trade Commission, the Consumer Financial Protection Bureau, and other bank regulatory agencies).

XVII.            MODIFICATION OF THE CONSENT ORDER

The Bank and/or the United States may petition the Court for modification of the Consent Order.

XVIII.            RETENTION OF JURISDICTION

IT IS FURTHER ORDERED that this Court retains exclusive jurisdiction of this matter for purposes of construction, modification, and enforcement of this Consent Order. ORDERED this 25th day of April, 2014.

/s/ Terrance W. Boyle

CONSENTED TO BY:

/s/ Ayden R. Lee, Jr.
AYDEN R. LEE, JR.
Chairman, President, and Chief Executive Officer,
Four Oaks Fincorp, Inc. and Four Oaks Bank
and Trust Company

/s/ Jeffrey D. Knowles
JEFFREY D. KNOWLES THOMAS E. GILBERTSEN
ALLYSON B. BAKER Venable LLP
575 7th Street, NW
Washington, D.C. 20004
(202) 344-4000

/s/ Michael S. Blume
MICHAEL S. BLUME
Director, Consumer Protection Branch
United States Department of Justice
On behalf of the United States of America